Exhibit 4.19

Contract No.: QFT-2024-CYZS-088

Lease Contract between Shenzhen Qianhai Shenzhen-Hong Kong Fund
Town Development Co., Ltd. and Guangdong Dashuyun Investment
Holding Group Co., Ltd.

August 2024

Lessor (Party A): Shenzhen Qianhai Shenzhen-Hong Kong Fund Town Development Co., Ltd.

Address: Units 303, 304, 305, Hedge Fund Center, Fund Town, No. 128 Guiwan 5th Road, Nanshan Street, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen

Unified Social Credit Code: 91440300MA5DQDTU5Q

Legal Representative: Shu Dong

Tel: (86)0755-8898-5005

Fax: (86)0755-8898-5056

Lessee (Party B): Guangdong Dashuyun Investment Holding Group Co., Ltd.

Address: Units 3303-3307, Building 1, COFCO Cloudscape Plaza, Heshuikou Community, Matian Street, Guangming District, Shenzhen

Unified Social Credit Code: 91440300MA5G8DL89B

Legal Representative: Zhu Wenquan

Tel: 0755-86958857

Fax: /

Whereas:

Party A has signed an overall lease contract with Shenzhen Metro Group Co., Ltd. for the office property of Qianhai Shenzhen-Hong Kong Fund Town, located at Plot 8 of Qianhai Times Plaza of Qianhai Bay Metro Depot, i.e., No. 128 Guiwan 5th Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen. Party A has obtained the operation right (including but not limited to the sub-lease right) and right to use of the office property of Qianhai Shenzhen-Hong Kong Fund Town during the lease term, and is entitled to lease the leased property under this Contract to Party B.

Through friendly negotiation, Party A and Party B hereby enter into this Lease Contract to be abided by both parties. Party B agrees to lease the leased property as stipulated in Article 3 of this Lease Contract (hereinafter referred to as the “Leased Property”) from Party A in accordance with the provisions of this Lease Contract.

1. Definitions

Unless otherwise specified, the following terms shall have the meanings as set forth below when used in this Lease Contract and its appendices:

●	“This Contract” refers to this Lease Contract entered into by Party A and Party B.

●	“Overall Lease Contract” refers to the “Overall Lease Contract for Office Property of Plot 8 of Qianhai Times” signed by Party A and Shenzhen Metro Group Co., Ltd. for the office property of Qianhai Shenzhen-Hong Kong Fund Town, located at Plot 8 of Qianhai Times Plaza of Qianhai Bay Metro Depot, i.e., No. 128 Guiwan 5th Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen.

●	“Leased Property” refers to the leased property as stipulated in Article 3 of this Contract.

●	“Lease Commencement Date” refers to the date on which the lease term of this Contract starts to be calculated.

●	“Rent-Free Period” refers to the period starting from the Lease Commencement Date during which Party B is not required to pay rent.

●	“Leased Area” refers to the area based on which Party A or the property management unit calculates and collects the rent, property management fee and other fees of the Leased Property, and which Party B pays for.

●	“Lease Deposit” refers to the deposit that Party B shall pay to Party A in accordance with the provisions of this Contract after the signing of this Contract. The deposit shall be kept by Party A and returned to Party B in full (without interest) after the expiration of the lease term in accordance with the provisions of this Contract. The Lease Deposit is not the rent or property management fee prepaid by Party B, but a guarantee for Party B’s performance of its obligations under this Contract. At any time during the lease term, regardless of whether Party B terminates this Contract in advance, Party B shall not request Party A to offset the rent and other fees that Party B must pay to Party A with the Lease Deposit paid by Party B to Party A. However, Party A is entitled to deduct or offset any rent, other fees, and other payables (including but not limited to liquidated damages, late payment fees, and other compensation for damages) that Party B fails to pay when due, or compensation for losses caused to Party A by the acts of Party B or Party B’s personnel (including but not limited to personnel who have signed labor contracts with Party B, and personnel employed by Party B but not having signed labor contracts with Party B). After such deduction or offset, Party A shall notify Party B. If the Lease Deposit is insufficient due to this, Party B shall make up the deficiency within seven working days upon receipt of Party A’s notice; otherwise, Party A is entitled to charge a late payment fee of 0.05% per day on the deficiency of the Lease Deposit and terminate this Contract. If Party B has objections to the deduction or offset by Party A, it shall first make up the deficiency of the Lease Deposit and then resolve the matter through legal procedures.

●	“Property Management Unit” refers to Shenzhen Metro Property Management Development Co., Ltd., which is entrusted by Party A to provide property management services for the Leased Property.

●	“Property Management Fee” refers to the fee charged by the Property Management Unit for providing property management and services for the Leased Property.

●	“Other Fees” refer to all government taxes and fees and all other expenses (including but not limited to water and electricity fees, gas fees, telephone fees, internet fees, etc.) incurred due to Party B’s business activities and Party B’s lease of the Leased Property. The aforementioned fees shall be borne and paid by Party B in full.

●	“Rent Calculation Year” refers to the period for actual rent payment after the Rent-Free Period. The first Rent Calculation Year shall be from the day after the expiration of the Rent-Free Period to the day before the same date of the same month in the following year, and so on.

●	“Sub-lease” refers to the act of Party B, as the lessee, leasing part or all of the Leased Property to one or more third parties.

●	“Rent Calculation Date” refers to the date on which actual rent payment starts after the expiration of the Rent-Free Period.

●	“Written Form” refers to forms that can tangibly represent the contents contained therein, such as letters, correspondence, faxes, and e-mails.

●	“Yuan” refers to RMB Yuan.

●	“Month” and “Day” refer to calendar months and days unless otherwise specified.

Unless the context otherwise requires or specifies, the clauses referred to in this Contract shall all be the clauses of this Contract.

2. Party B confirms that it has fully understood the conditions of Qianhai Shenzhen-Hong Kong Fund Town and the Leased Property, as well as all matters related to the signing of this Contract. Party B confirms that Party A has fully and truthfully provided information about Qianhai Shenzhen-Hong Kong Fund Town and the Leased Property. Party B confirms that it clearly understands the legal consequences arising from the signing of this Contract and is willing to bear the legal liabilities arising from the signing of this Contract.

3. Address of the Leased Property

Party A agrees to lease the following property to Party B for use, which is the Leased Property stipulated in this Contract:

Units 01 and 02, Building 37 of Qianhai Times Plaza of Qianhai Bay Metro Depot, i.e., Units 01 and 02, Building B4 of Qianhai Shenzhen-Hong Kong Fund Town, No. 128 Guiwan 5th Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen.

Leased Area: The gross floor area of the Leased Property is 1,492.53 square meters.

4. Lease Term

(1) The lease term is three years and ten months, starting from September 30, 2024 (Lease Commencement Date) and ending on July 30, 2028.

(2) If Party B submits a renewal application to Party A six months before the expiration of the lease term stipulated in this Contract, Party A may negotiate with Party B on the renewal of the lease before the expiration of the lease term stipulated in this Contract.

5. Purpose of Lease and Operation Restrictions

(1) Party B shall be the actual user of the Leased Property. Party B shall use the Leased Property for office and commercial purposes, and shall not use the Leased Property for residential, industrial, or illegal purposes. Moreover, Party B shall ensure that the use of the Leased Property complies with the relevant national provisions on environmental protection, fire safety, and security. Unless otherwise agreed in writing by Party A, Party B shall not change or increase the actual user of the Leased Property in any way, such as subletting (in a disguised form) or co-office.

(2) During the lease term, Party B’s business scope, actually conducted business, and relevant conditions shall continuously meet Party A’s entry standards. Party B shall not engage in or engage in a disguised form in businesses prohibited by Party A from entering, such as internet finance, P2P, private lending, spot trading, oil and precious metal trading platforms, or businesses that do not meet Party A’s entry standards.

6. Rent, Rent Increase Rate, and Tax Liability Undertaking Method

(1) Rent Calculation: The rent shall be calculated based on the Leased Area. From the Rent Calculation Date of this Contract to September 29, 2027, the fixed monthly rent shall be RMB 186.73 per square meter, totaling RMB 278,700.13 per month (including tax).

(2) Composition of Rent: The rent only refers to the lease fee that Party B shall pay to Party A for leasing the Leased Property, and does not include the property management fee, air conditioning fee, and other fees that Party B shall pay to the Property Management Unit.

(3) Rent Payment Time

●	First Month’s Rent: Party B shall pay the first month’s rent to Party A within 10 days from the date of signing this Contract.

●	Rent for Other Months: From the date of expiration of the Rent-Free Period stipulated in this Contract, Party B shall pay the rent for the next month (rent from the first day to the last day of each month) to Party A on or before the 5th day of each month (hereinafter referred to as the “Payment Date”). If the Payment Date falls on a Saturday, Sunday, or national statutory holiday, the relevant fees shall be paid in advance on the working day preceding the Payment Date or earlier. Party A shall provide the corresponding invoice to Party B within 15 working days after receiving the payment from Party B.

(4) Rent and Rent Increase Rate

●	From the Rent Calculation Date of this Contract to September 29, 2027, the fixed monthly rent shall be RMB 278,700.13 (including tax);

●	From September 30, 2027 to July 30, 2028, the rent shall be increased by 5%, amounting to RMB 292,635.13 per month (including tax).

●	The total tax-inclusive amount of this Contract during the contract term is RMB 11,844,755.46, of which the total tax-exclusive amount is RMB 10,866,748.13 and the tax amount is RMB 978,007.33.

(5) Party A and Party B shall each bear the taxes and fees in accordance with the provisions of laws and regulations.

(6) All prices under this Contract are fixed prices including tax, and shall not be adjusted due to adjustments in national tax rates.

7. Lease Deposit

(1) Amount of Lease Deposit: It is equivalent to the rent of three months in the first Rent Calculation Year of the Leased Property, totaling RMB 836,100.39.

(2) Payment Time of Lease Deposit: Party B shall pay the Lease Deposit to Party A within 10 days from the date of signing this Contract. Party A shall provide a receipt of the corresponding amount to Party B within 10 working days after confirming receipt of the Lease Deposit from Party B.

(3) Nature of Lease Deposit: The Lease Deposit is not the rent prepaid by Party B, but only a guarantee for Party B’s performance of its obligations under this Contract. Party B has no right to request the use of the Lease Deposit to pay or offset any payments, liquidated damages, or compensation that Party B shall pay.

(4) Handling Method of Lease Deposit

●	Deduction and Offset: The Lease Deposit is not the rent prepaid by Party B, but a guarantee for Party B’s performance of its obligations under this Contract. Regardless of whether Party B terminates this Contract in advance, Party B shall not request to offset the Lease Deposit against the rent, property management fee, energy consumption fee, or any other fees that Party B shall pay. Party A is entitled to deduct or offset any rent, other fees, and other payables (including but not limited to liquidated damages, late payment fees, and other compensation for damages) that Party B fails to pay when due, or compensation for losses caused to Party A by the acts of Party B or Party B’s personnel (including but not limited to personnel who have signed labor contracts with Party B, and personnel employed by Party B but not having signed labor contracts with Party B). After such deduction or offset, Party A shall notify Party B. If the Lease Deposit is insufficient due to this, Party B shall make up the deficiency within seven working days upon receipt of Party A’s notice; otherwise, Party A is entitled to terminate this Contract, take back the Leased Property, and retain the remaining Lease Deposit as liquidated damages paid by Party B to Party A. If the remaining deposit is insufficient to cover the liquidated damages arising from Party B’s breach of contract or Party A’s losses exceed the remaining Lease Deposit, Party A still has the right to claim compensation from Party B. Under no circumstances shall all the provisions of this clause affect or exclude Party A’s right to exercise any other statutory remedies or remedies agreed upon by Party A and Party B.

●	Return: Upon the expiration of the lease term stipulated in this Contract, if Party A and Party B do not renew the lease, Party A shall return the un deducted and un offset part of the Lease Deposit paid by Party B to Party B without interest within 30 days after Party B has paid all relevant fees in full, returned the Leased Property to Party A, completed the cancellation procedures of the house lease certificate (if any), Party A has fully taken back and inspected the Leased Property and confirmed it is qualified, and all rights, obligations, and liabilities arising from the lease of the Leased Property between Party A and Party B have been settled (including but not limited to Party B canceling the registered business address and the address on the business qualification certificate, and Party B having no breach of contract such as arrears of rent, property management fee, or liquidated damages).

8. Property Management Fee and Energy Consumption Fee

(1) Property Management Unit: The Property Management Unit of Qianhai Shenzhen-Hong Kong Fund Town is Shenzhen Metro Property Management Development Co., Ltd. If the Property Management Unit is changed during the term of this Contract, Party A shall notify Party B in writing. Regardless of whether a property service contract is signed, Party B shall comply with the unified management of the Leased Property by Party A and the Property Management Unit during the lease term.

(2) Fee Items: The property management fee, water and electricity fees, special maintenance fund, and other applicable fees shall be paid by Party B directly to the Property Management Unit. The charging standards are detailed in Appendix I “Public Notice of Property Service Charges of Fund Town”. If the aforementioned fees are adjusted, the adjusted fees shall prevail, and Party B agrees to the aforementioned fee items, standards, and adjusted fee standards.

(3) Fee Calculation Period: The calculation period of the aforementioned fees shall be from the Lease Commencement Date to the expiration of the lease term of Party B. If Party B enters the site for decoration before the Lease Commencement Date or otherwise agrees with the Property Management Unit through negotiation, the starting date of fee calculation shall be the handover date specified in the actual property handover document. For any part of the period less than one month, the fee shall be calculated based on the proportion of the actual number of days used to the total number of days in that month.

(4) Fee Payment Time: Party B shall pay the current month’s property service fee and the previous month’s electricity fee, water fee, sewage treatment fee, garbage disposal fee, air conditioning fee, and other fees to the Property Management Unit before the 8th day of each month.

The specific payment time of the property management fee and energy consumption fee shall be subject to the provisions of the property service contract signed between Party B and the Property Management Unit.

(5) Property Service Contract: Party B shall cooperate with the Property Management Unit to sign the property service contract in a timely manner. However, regardless of whether the property service contract is signed, Party B shall pay the property management fee to the Property Management Unit in accordance with the fee calculation items and calculation period stipulated in this Article.

(6) Special Maintenance Fund: The charging standard of the special maintenance fund is RMB 0.25 per square meter per month, and only a receipt shall be issued for this fee.

9. Property Management Fee Deposit and Energy Consumption Fee Deposit

Party B shall pay the property management fee deposit and energy consumption fee deposit to the Property Management Unit by itself. The specific amount, payment time, nature, return, and all other relevant matters shall be subject to the separate agreement reached between Party B and the Property Management Unit. For the avoidance of doubt, Party A shall have no rights, obligations, or liabilities whatsoever with respect to the property management fee deposit, energy consumption fee deposit, and all matters related thereto.

10. Designated Collection Account

Unless otherwise stipulated in this Contract, all fees to be paid by Party B shall be paid in RMB to the following bank account designated by Party A:

●	Account Name: Shenzhen Qianhai Shenzhen-Hong Kong Fund Town Development Co., Ltd.

●	Opening Bank: Shanghai Pudong Development Bank Shenzhen Qianhai Sub-branch

●	Account Number: *

11. Rent-Free Period

(1) With the consent of both Party A and Party B, the Rent-Free Period is 4 months. Unless otherwise stipulated in this Contract, the Rent-Free Period shall be calculated from the Lease Commencement Date stipulated in this Contract. The Rent-Free Period shall be from September 30, 2024 to November 29, 2024, from September 30, 2025 to October 30, 2025, and from September 30, 2026 to October 30, 2026.

(2) No rent shall be charged during the Rent-Free Period, but the property management fee, water and electricity fees, and other fees shall be paid in full.

12. Delivery and Acceptance

(1) Handover Document: After the Contract becomes effective, Party A and Party B shall deliver/receive the Leased Property in accordance with the agreed delivery standards, and shall sign a handover document when delivering/receiving the Leased Property. The handover document shall specify the delivery standards and handover date. Once the handover document is signed, the delivery/receipt obligations of both Party A and Party B shall be completed immediately.

(2) On-Site Inspection Before Delivery: Party B has the right to visit the site of the Leased Property to check the existing facilities, conditions of the Leased Property, and the public parts within the building area in detail before the delivery date of the Leased Property. Party B declares that it has inspected the Leased Property on-site before signing this Contract, approves and takes over the remaining decoration from the previous lessee, and fully understands and accepts the conditions of the Leased Property and its existing decoration and facilities. During the use of the property, Party B shall not claim any legal liability or compensation for losses from Party A on the grounds of the existing decoration and facilities, including but not limited to damage to the existing decoration or safety hazards, damage, or malfunctions of the Leased Property or its auxiliary facilities caused by the decoration.

(3) Objections to Delivery: When receiving the Leased Property, Party B shall inspect the Leased Property carefully and properly; if Party B believes that the Leased Property does not meet the agreed delivery standards or has defects, it shall put forward in writing on the day of receipt. If the objection raised by Party B is reasonable, Party A shall repair the necessary parts and notify Party B of the delivery time separately. If Party B fails to raise an objection within the aforementioned date, it shall be deemed that the delivery meets the standards stipulated in this Contract, and also that the Leased Property meets the delivery standards of the Leased Property, and Party A’s delivery obligation shall be completed on the Lease Commencement Date stipulated in the Contract.

(4) Party B shall receive the Leased Property on the Lease Commencement Date stipulated in this Contract. For the avoidance of doubt, both parties confirm that regardless of whether Party B receives the Leased Property on the Lease Commencement Date in accordance with the agreement, the Lease Commencement Date stipulated in this Contract shall be deemed as the date on which Party A delivers the property to Party B and Party B accepts the Leased Property, and the Rent-Free Period shall start to be calculated from the date stipulated in Article 11 of this Contract.

13. Decoration of the Leased Property

(1) After the delivery of the Leased Property, Party B shall complete the decoration of the Leased Property by itself and bear all the expenses. The decoration plans involving substantial changes to the appearance of the property or modifications to the main structure of the property shall be submitted to Shenzhen Metro Property Management Development Co., Ltd. and relevant departments for review and approval before implementation. Party A shall ensure that the Property Management Unit gives review opinions within 10 working days after receiving the aforementioned decoration materials submitted by Party B; other decoration plans shall be filed with the Property Management Unit. For decoration projects that require prior review by the Property Management Unit, after the decoration of the Leased Property is completed, it must be inspected and approved by the Property Management Unit as qualified before starting business operations. The decoration involving substantial changes to the appearance of the property or modifications to the main structure of the property must meet the relevant fire safety standards of Shenzhen, the internal decoration regulations provided in writing by the Property Management Unit to Party B, and the relevant management regulations of the Property Management Unit. Party B shall submit the decoration design plans, secondary fire-fighting construction plans, drawings, design materials, project budgets, construction instructions, and other written materials related to the decoration, layout, and design of auxiliary objects to the Property Management Unit for review in advance, and may carry out the construction only after obtaining the written consent of the Property Management Unit. For internal decorations that are not approved or not constructed in accordance with the approved drawings, Party A has the right to demolish them by force, and Party B shall bear all the expenses related to the demolition.

(2) The standards and style of the decoration of the Leased Property by Party B shall not affect the overall image and operational safety of the Leased Property. When carrying out decoration and construction, Party B must comply with the construction management regulations and fire-related regulations provided in writing by the Property Management Unit to Party B, and accept the management measures taken by the Property Management Unit in this regard.

(3) The electricity consumption and water supply and drainage of the Leased Property shall not exceed the configuration standards specified by Party A. If Party B needs to change the relevant configuration standards, it shall submit an application to the Property Management Unit for approval. Party A shall ensure that the Property Management Unit gives review opinions within 5 working days after receiving the application submitted by Party B.

(4) Party B must, in accordance with the requirements of the relevant government departments, remove any non-compliant structures, buildings, partitions, and other renovations constructed by Party B in the Leased Property at any time during the lease term, and bear the expenses by itself. Regardless of whether such structures, buildings, partitions, and other renovations were approved by Party A when they were built, Party A shall not be liable for any losses suffered by Party B as a result.

(5) If Party B’s decoration of the Leased Property or other acts of Party B prevent Party A or the Property Management Unit from inspecting and maintaining the relevant pipelines, lines, and equipment or taking timely remedial measures, Party B shall bear the losses caused thereby and the increased losses, as well as the possible compensation liabilities for damages. Party A shall not bear any compensation liability. If Party A incurs any expenses or suffers any losses due to the aforementioned reasons, Party A has the right to request Party B to compensate.

(6) During the decoration process of the Leased Property, Party B shall strictly comply with the requirements of the relevant laws, regulations, and rules of the state, Guangdong Province, and Shenzhen City for construction operations. If personal injury or death or property damage is caused to Party A, others, or construction personnel due to the intentional or negligent acts of Party B itself, the construction unit and personnel employed by Party B, or any other third party related to Party B, the liability and relevant expenses shall be borne by Party B. If the aforementioned situation occurs, it shall be deemed that Party B has breached this Contract, and Party B shall bear the liability for breach of contract to Party A; if Party A suffers losses as a result, Party B shall compensate.

(7) For the decoration of the Leased Property, Party B shall handle the relevant formalities for reporting and approval of decoration, fire protection, sanitation, quality inspection, etc. by itself, and may put the Leased Property into use only after passing the inspection and acceptance by the competent authorities. If Party A’s cooperation is legally required, Party A shall provide such cooperation.

(8) If Party B completes the delivery in accordance with Article 12, declares that it has inspected the Leased Property on-site before signing this Contract, approves and takes over the remaining decoration from the previous lessee, and raises no objection, and subsequently, the decoration of the Leased Property (whether the existing decoration or the decoration taken over from the previous lessee) causes malfunctions of the facilities and equipment inside the Leased Property, or safety hazards, damage, or malfunctions of the Leased Property or its auxiliary facilities, Party B shall be responsible for the maintenance by itself. If the loss is increased due to delayed maintenance or failure to take effective measures, or other lessees suffer losses, Party B shall bear the maintenance and compensation liabilities according to the severity of the actual losses.

14. Property Safety and Legal Use

(1) When using the Leased Property, Party B shall comply with various legal provisions including environmental protection, sanitation, epidemic prevention, culture, public security, and fire management, be responsible for the security of the items in the Leased Property by itself, and bear all the expenses and liabilities arising therefrom.

(2) Party B shall strictly implement the national fire protection laws and regulations and the relevant fire protection standards for the Leased Property, comply with the fire protection management of the Leased Property, shall not refuse or delay the implementation of the fire protection management and rectification requirements of Party A or the property service enterprise for any reason, and actively cooperate in the inspection, training, drill, and other work.

(3) Arrangements in case of emergencies such as fire, typhoon, other disasters, and unexpected events during the lease term:

a. In case of an emergency, Party A and the Property Management Unit may, without notifying Party B, decide on their own to interrupt the supply of water, electricity, gas, etc. to the Leased Property or suspend the operation of facilities and equipment such as air conditioning and elevators, but shall notify Party B as soon as possible through appropriate channels afterwards and give an explanation.

b. If the supply of water, electricity, gas, etc. to the Leased Property is interrupted or the operation of facilities and equipment such as air conditioning and elevators is suspended due to an emergency or a request or order from a public utility department or government department, Party A shall not bear any liability.

c. For damages to the Leased Property and related facilities and equipment or other property losses caused by the handling of an emergency (whether caused by the acts of Party A or the staff of the relevant government department), including the equipment and property belonging to Party B, Party B shall bear the losses by itself.

(4) If Party B is punished by law enforcement departments or industry regulatory associations such as the industry and commerce, public security, CSRC, and Fund Industry Association due to illegal acts in its business operations, or Party B’s improper operation damages the reputation and image of Party A, Party B shall take reasonable measures in a timely manner to assist Party A in restoring its reputation and image. If Party B’s aforementioned acts seriously damage the reputation and image of Party A and Qianhai Shenzhen-Hong Kong Fund Town and the damage is indeed irreparable, Party A has the right to suspend the performance of or terminate this Contract and take back the Leased Property.

15. Maintenance of the Leased Property

(1) During the use of the Leased Property, if the Leased Property or its auxiliary facilities are damaged or malfunctioning, which affects safety or normal use, Party B shall notify the Property Management Unit in a timely manner and take effective measures to prevent further expansion of the loss. Party A shall ensure that the Property Management Unit arranges maintenance work within 24 hours after receiving the notice from Party B. However, for the glass partitions (including glass doors and hardware) or rolling doors of the Leased Property, and the decorated parts of Party B, regardless of whether they are part of the delivery conditions provided by Party A, Party B shall bear the maintenance liability for any malfunctions or damages during the lease term. If Party B fails to notify or take effective measures in a timely manner, resulting in increased losses, Party B shall bear the maintenance and compensation liabilities according to the severity of the actual losses.

(2) During the lease term, Party B shall use and take good care of various facilities inside the Leased Property normally, including but not limited to floors, walls, elevators, all storefronts, doors and windows, electrical facilities, gas facilities, water supply and drainage facilities, fire-fighting facilities, air conditioning facilities, cables, and pipelines, and ensure that they are in normal use condition.

(3) If the Leased Property or its auxiliary facilities are damaged or malfunctioning, which affects safety, due to improper use by Party B, Party B shall notify Party A in a timely manner and be responsible for the maintenance. If Party B refuses to maintain, Party A may carry out the maintenance on behalf of Party B, and the relevant expenses shall be borne by Party B.

(4) During the lease term, except for the circumstances stipulated in this Contract, if the facilities inside the Leased Property malfunction or are damaged during normal use, Party B shall be responsible for the maintenance in a timely manner by itself. If Party B fails to maintain in a timely manner or refuses to maintain after being urged, Party A may carry out the maintenance on behalf of Party B, and the maintenance expenses shall be borne by Party B. Party B shall pay the maintenance expenses to Party A in accordance with the requirements of Party A’s maintenance fee demand notice.

(5) Without the written consent of Party A, Party B shall ensure that it does not substantially change the designed use of the relevant facilities of the Leased Property (including but not limited to corridors, passages, gates, hallways, and equipment rooms), nor shall it block or obstruct the realization of their substantial designed use in any way. Party A has the right to take measures such as demolition, restoration to the original state, and cleaning against the aforementioned acts in violation of the agreement, and Party B shall bear the relevant expenses and compensate for the economic losses caused by its breach of contract.

(6) During the lease term, if Party B arbitrarily changes the structure and use of the Leased Property, causing damage to the Leased Property and equipment, Party B shall be responsible for restoring them to the original state and compensating for the economic losses.

(7) Party B shall be responsible for the maintenance, upkeep, and replacement of the facilities and equipment installed by Party B.

(8) Except for the needs of decoration and maintenance and with the consent of Party A, Party B shall not damage the existing decoration of the ceilings, floors, walls, and columns in the connected public areas, nor damage the existing property facilities and other public facilities in the Leased Property and the building area, such as escalators, freight elevators, automatic fire sprinkler systems, ventilation systems, central air conditioning systems, power systems, and communication systems, nor affect their use and maintenance. Party B shall cooperate with Party A in the inspection and management of the aforementioned decoration and facilities. If Party B is found to have damaged the aforementioned decoration and facilities, Party B shall compensate Party A for all the losses.

(9) During the lease term, Party A has the right to enter the Leased Property to inspect the condition of the Leased Property, check the operation of electrical, gas, water supply and drainage, and other equipment in the Leased Property, and carry out necessary maintenance and upkeep work. However, except in emergency situations, Party A shall notify Party B in advance before carrying out maintenance and upkeep work, choose an appropriate time, and avoid affecting Party B’s normal business operations.

(10) During the lease term, in case of emergencies such as fire, typhoon, other disasters, and unexpected events, Party A may enter the Leased Property by force without notice, and Party A shall not compensate for any damages caused to Party B by such forced entry into the Leased Property.

(11) If the Leased Property and its internal facilities are damaged or malfunction due to improper use or unreasonable use by Party B or Party B’s suppliers, service providers, employees, agents, customers, or other related personnel, Party B shall be responsible for the maintenance or compensation in a timely manner.

(12) Regardless of whether Party B has purchased the corresponding insurance, if the windows or glass of the Leased Property are broken or damaged due to Party B’s negligence, Party B must pay or reimburse Party A for all the expenses incurred by Party A in replacing all the broken windows and glass of the Leased Property.

(13) Party B must compensate for the losses and damages caused by the following acts and events. Such compensation shall include but not be limited to any repair and maintenance expenses, any payments made by Party A due to claims or rights assertions against Party A by any other person due to the following circumstances, and all expenses and expenditures incurred by Party A in claiming compensation from Party B (including case acceptance fees, appraisal fees, attorney fees, etc.):

a. Damages to Party A, any other person, or any item caused by the malfunction, disrepair, or danger of any electrical installation, electrical appliance, or wire in the Leased Property;

b. Losses to Party A, any other person, or any item caused by the blockage, damage, or shutdown of the water pipes, channels, toilets, or appliances in the Leased Property due to Party A’s reasons;

c. Damages to Party A, any other person, or any item caused by the spread of fire or smoke in the Leased Property or the leakage or overflow of water (including storm water or rainwater), gas, or other substances from any source in the Leased Property or any part thereof due to Party B’s reasons;

d. Damages to Party A, any other person, or any item caused by the collapse, falling off, or dropping of placed or suspended objects in the Leased Property.

16. Renewal of Lease

(1) Refer to the relevant provisions of Article 4 of this Contract. If Party A and Party B reach an agreement on the renewal of the lease of the Leased Property before the expiration of the lease term stipulated in this Contract, they shall sign a new lease contract for the renewal of the lease of the Leased Property. If Party A and Party B fail to reach an agreement on the renewal of the lease of the Leased Property and sign a new lease contract before the expiration of the lease term stipulated in this Contract, Party B shall return the Leased Property to Party A on the date of expiration of the lease term stipulated in this Contract.

(2) For the purpose of leasing the Leased Property, Party A has the right to inspect the Leased Property together with any person within 3 months before the expiration of the lease term after giving prior notice to Party B at a reasonable time. Party B shall not obstruct such inspection, but such act of Party A shall not interfere with Party B’s normal business operations.

17. Return of the Leased Property

(1) Return Date and Scope of Application:

Party B shall return the Leased Property to Party A on the date of expiration of the lease term stipulated in this Contract. If Party A unilaterally terminates this Contract in accordance with the provisions of this Contract or the provisions of laws and regulations, or this Contract is terminated in advance due to force majeure, unexpected events, or other reasons, Party B shall return the Leased Property to Party A within 10 days from the date of termination or rescission of this Contract.

(2) Upon the expiration of the lease term stipulated in this Contract, or the termination or rescission of this Contract (regardless of the reason), Party B shall remove all items from the Leased Property at its own expense and restore the Leased Property to the state when Party A delivered it to Party B (except for normal wear and tear caused by use). If approved by Party A or requested by Party A, Party B may return the Leased Property in the following manner: Party B shall remove the non-attached decorative items (such as movable furniture and office equipment) from the Leased Property at its own expense, and the attached decorative items (such as fixed decorations like ceilings, floors, and walls) and the equipment and facilities approved by Party A to be retained shall be owned by Party A free of charge. The condition of the Leased Property when returned shall be basically the same as its condition during the normal business hours of Party B within one month before the expiration or rescission of this Contract (except for normal wear and tear caused by use); if the decoration of the Leased Property or its auxiliary facilities/equipment is damaged due to Party B’s reasons, Party B shall compensate Party A for the losses suffered thereby.

If the condition of the Leased Property when returned does not meet the provisions of the preceding paragraph, Party A has the right to require Party B to take all necessary measures or take measures by itself to make the condition of the Leased Property meet the provisions of the preceding paragraph, and all expenses and expenditures incurred thereby shall be borne by Party B.

(3) Condition of Return and Ownership of Decoration and Auxiliary Facilities/Equipment in Case of Party B’s Arrears of Rent or Lease Deposit:

After the termination or rescission of the Contract, all decorative items placed by Party B in the Leased Property (such as movable furniture and office equipment, hereinafter referred to as “retained items”) shall be deemed as Party B voluntarily waiving the ownership and right of disposal of the retained items from the date of termination or rescission of the Contract. Party A has the right to legally possess and dispose of the retained items, and may choose to sell, discount, or clear the retained items. If Party A chooses to clear the retained items, Party B shall also bear the cleaning expenses.

(4) Inspection and Acceptance of Return:

Party A shall inspect the Leased Property in accordance with the usual and reasonable standards and the provisions of this Contract. When accepting the Leased Property, Party A shall inspect it in a timely and proper manner; if Party A believes that the Leased Property does not meet the return standards, it shall raise an objection on the day of acceptance. If Party A fails to raise an objection within the aforementioned date, it shall be deemed that the return meets the provisions of this Contract.

Under the circumstances stipulated in Paragraph (2) of Article 17 of this Contract, Party A and Party B shall sign a handover list. Once the handover list is signed, Party B’s obligation to return the Leased Property shall be completed.

(5) Consequences of Delayed Return:

If Party B fails to return the Leased Property in accordance with the provisions of Paragraphs (1) and (2) of Article 17 of this Contract, it shall be deemed that Party B agrees to waive the ownership of the items in the Leased Property and agrees that Party A may dispose of the aforementioned items freely. Party A has the right to choose the following methods to take back the Leased Property:

a. Party A may, by itself or by entrusting others, remove all movable property from the Leased Property and dispose of it by itself. The proceeds from the disposal of the movable property, the decoration of the Leased Property, and all auxiliary facilities/equipment shall belong to Party A, and Party A shall not be required to provide compensation to Party B.

b. Party A may, by itself or by entrusting others, remove all movable property from the Leased Property and dispose of it by itself, and demolish all decoration and auxiliary facilities/equipment in the Leased Property. All expenses and expenditures incurred thereby shall be borne by Party B, and the proceeds from the disposal of the remaining items shall belong to Party A. Party A shall not be liable to Party B for any losses or damages caused by the aforementioned disposal and demolition.

c. After Party A removes the movable property from the Leased Property, Party A shall send a written notice to Party B requesting Party B to collect the movable property from the Leased Property in a timely manner. If Party B fails to collect the movable property within 15 days after receiving the written notice from Party A, it shall be deemed that Party B agrees that Party A may dispose of it in any manner that Party A deems feasible, including but not limited to abandonment and sale. The proceeds from such disposal (if any) shall belong to Party A, and the related expenses (if any) shall be borne by Party B. Party A shall not be liable to Party B for any losses or damages caused by such disposal or any other disposal method.

d. The adoption of the above measures by Party A shall not exclude the right to require Party B to pay liquidated damages in accordance with the provisions of this Contract.

18. Representations and Warranties

(1) Each of Party A and Party B represents, warrants, and covenants to the other as follows:

a. It has the right to sign this Contract and the ability to perform its obligations under this Contract; it shall sign all necessary documents and take all necessary actions to ensure the smooth performance of the provisions of this Contract.

b. It has gone through the appropriate decision-making procedures and has all the rights or authorizations necessary for signing and performing this Contract.

It warrants that the information disclosed to the other party of this Contract in relation to the transaction under this Contract is true, legal, accurate, and complete.

Except as otherwise stipulated in this Contract, the signing and performance of this Contract shall not result in a breach of, cancellation, or termination of any terms and conditions of any agreement, commitment, or other formal document, or constitute a breach of any agreement, commitment, or other formal document; nor shall it violate any judgment or ruling of a court, or any provisions or decisions of any administrative authority or government organization.

c. It warrants that the representations and warranties made by it under this Contract shall remain true and valid throughout the term of this Contract.

(2) Party A represents, warrants, and covenants as follows:

a. On the premise that Party B substantially complies with and performs all the obligations, warranties, and provisions under this Contract, Party B has the right to legally use the Leased Property during the lease term without improper interference from Party A or its representatives, agents, or the employed Property Management Unit.

(3) Party B represents, warrants, and covenants as follows:

a. Party B has accepted Party A’s due diligence investigation on the Leased Property in advance, and all the materials provided by Party B to Party A are true. Party B shall use the Leased Property for the lease purpose stipulated in this Agreement and agrees not to change the lease purpose.

b. Party B warrants that it shall conduct business activities in a legal, reasonable, and fair manner, and maintain the reputation and image of Party A and the Leased Property as a leading leased property. Party B warrants that during the lease term of the property, it shall maintain compliance with Party A’s entry conditions, shall not engage in business activities beyond the scope of Party A’s entry standards, and shall not add business scopes prohibited by Party A from entering.

c. Party B warrants that it shall not engage in any acts that may hinder or affect the legitimate rights of Party A or other owners or lessees in the adjacent areas, or other acts that interfere with or disrupt the normal business operations of Party A or other owners or lessees. If Party B’s business operations generate special odors, noise interference, or pollution, Party B shall take effective measures to prevent such occurrences.

d. If Party B is disqualified from business operations, has its assets seized, frozen, or expropriated, or encounters other important events, it shall notify Party A in writing in a timely manner and take effective measures to reduce and/or avoid any adverse impact on Party A thereby.

e. Party B warrants that it shall keep confidential the transaction under this Contract and the relevant information, including but not limited to the price of the Leased Property, the Rent-Free Period, and other transaction information, and shall also keep confidential the documents, materials, data, or other relevant business secrets provided and/or disclosed by Party A. Party B may disclose the contents of this Contract to its shareholders, competent government departments, and regulatory authorities, and may disclose the aforementioned business secrets to lawyers, accountants, or other professional consultants for the purpose of obtaining professional opinions, but shall ensure that such persons comply with the aforementioned confidentiality obligations.

f. If Party B is a legal person or other organization, it warrants that in the event of merger, division, reorganization, liquidation, or dissolution, it shall notify Party A in writing in a timely manner.

g. Party A is not the owner of the Leased Property. Party A obtains the sub-lease right of the Leased Property based on the overall lease contract signed with Shenzhen Metro Group Co., Ltd., the owner. Party B warrants that it has known and accepted the above situation before signing this Contract and shall not raise any objection thereto.

h. If Party A suffers any losses due to Party B’s violation of or infringement of relevant Chinese laws and regulations, Party B warrants that it shall bear all liabilities for breach of contract, compensation liabilities, and other legal liabilities.

19. Rights and Obligations of Party A

(1) For the needs of municipal planning, fire safety, etc., in accordance with government requirements or relevant administrative orders, Party A has the right to adjust the location, starting time, area of part of the Leased Property, and terminate the operation of part of the Leased Property, and Party B must accept such adjustments. Party B shall complete the adjustments within the time specified in the written notice after receiving the written notice from Party A, and the expenses shall be borne by Party A. If Party B’s normal use of the Leased Property is affected thereby, Party A shall grant a corresponding rent reduction to Party B according to the degree of impact on Party B.

(2) Party A has the right to inspect whether Party B has violated the provisions of the lease contract or the rules and regulations of Party A and the Property Management Unit regarding the Leased Property, and Party B must cooperate. Unless necessary, such inspection shall not affect Party B’s normal business operations.

(3) If Party A needs to renovate, repair, or expand the Leased Property in accordance with the law or the requirements of the relevant government authorities, Party B shall cooperate. If Party B refuses to cooperate, Party A has the right to terminate this Contract unilaterally in advance, and Party A shall not bear any compensation liability for the termination of this Contract.

(4) After the signing of this Contract, Party A has the right to state in its external publicity that Party B has leased the Leased Property, and has the right to use Party B’s name, trade name, trademark, logo, and the brand used by Party B in its business operations for publicity within the aforementioned scope free of charge. Party B shall not require Party A to pay any fees for the aforementioned use and publicity.

(5) If Party B breaches the provisions of this Contract and causes losses to Party A, and Party B fails to compensate Party A for the corresponding losses in accordance with the provisions of the law and this Contract, Party A has the right to prevent Party B from removing the property belonging to Party B from the Leased Property.

20. Rights and Obligations of Party B

(1) Party B has the right to use the Leased Property it leases in accordance with the relevant laws and regulations and the provisions of this Contract, but Party B shall not mortgage the Leased Property in any form.

(2) Party B has the right to use the public parts within the building area together with other tenants on an equal basis in accordance with its normal needs, including but not limited to the building body, passages, toilets, elevators, and escalators. However, Party A has the right to make reasonable adjustments and temporary restrictions on the use of the public parts according to the actual situation. Party B warrants to cooperate.

(3) Without the written consent of Party A, Party B shall not arbitrarily occupy the space and area that are not part of the Leased Property.

(4) Party B shall pay the rent and other payable fees in accordance with the time limit stipulated in this Contract.

(5) If Party B fails to comply with its obligations under this Contract and causes losses to Party A, Party A has the right to pursue Party B’s liability for breach of contract in accordance with the provisions of Article 23 of this Contract.

(6) All government taxes and fees and all other expenses (including but not limited to water and electricity fees, gas fees, telephone fees, internet fees, etc.) incurred due to Party B’s business activities and Party B’s lease of the Leased Property shall be borne and paid by Party B in full.

(7) Party B shall cooperate with Party A to complete the cancellation procedures of the house lease certificate for the Leased Property.

21. Change of the Subject of the Contract

(1) If the subject of Party B is changed and the original subject loses its status as an independent legal person or business qualification, the changed subject shall enjoy and bear all the rights and obligations under this Contract. Among them:

a. If the subject of Party B is merged into another entity or merged with another enterprise, this Contract shall be performed by the surviving company or the newly established company after the merger. The merging party shall notify Party A when the merger procedure enters the substantive negotiation stage. Within 10 days after the completion of the merger procedure, the merging party shall notify Party A of the legally effective merger documents in writing.

b. If the subject of Party B is divided, Party B shall notify Party A when the division procedure enters the substantive negotiation stage. Within 10 days after the completion of the division procedure, each party to the division shall notify Party A in writing that this Contract shall be performed by one of the parties after the division and provide the legally effective division documents.

(2) Whereas the property leased under this Contract is owned by Shenzhen Metro Group Co., Ltd. (hereinafter referred to as “Metro Group”), if the lease contract between Metro Group and Party A (the “Overall Lease Contract”) is terminated, this Contract shall be terminated accordingly. Within 30 days after the termination of the Overall Lease Contract or within 30 days after Metro Group notifies Party B in writing, the parties to this Contract shall sign a termination agreement.

(3) If Metro Group terminates the Overall Lease Contract with Party A due to Party A’s reasons, accordingly, all parties agree that Metro Group has the right to replace Party A as the lessor under this Contract, become the lessor under this Contract, and acquire the rights and perform the obligations of the lessor under this Contract. Correspondingly, Party B under this Contract shall perform its obligations to Metro Group after receiving the written notice from Metro Group, and shall pay the rent and other fees to Metro Group or its designated account from the 10th day after receiving the written notice from Metro Group.

22. Liability for Breach of Contract by Party A

(1) If Party A breaches its obligations under this Contract, or any statement or representation made by it is proven to have material omissions or be false, or Party A refuses to perform its collateral obligations under this Contract (such as notification, confidentiality, assistance, maintenance, etc.), Party B has the right to require Party A to continue to perform or take remedial measures.

(2) If Party B requires Party A to continue to perform or take remedial measures due to the aforementioned matters, Party A shall actively take corresponding measures and perform the relevant obligations in accordance with the provisions of the law and this Contract; otherwise, Party B has the right to require Party A to bear the corresponding liability for breach of contract in accordance with the law and the provisions of this Contract.

(3) Party A shall bear the corresponding liability in accordance with the provisions of the law and this Contract for the reasonable expenses incurred by Party B in requiring Party A to bear the corresponding liability for breach of contract due to the aforementioned matters.

23. Liability for Breach of Contract by Party B

(1) If Party B is in arrears with the monthly rent for a cumulative period of more than one month or for a cumulative number of more than three times (including three times), Party A has the right to terminate this Contract and has the right to collect all or part of the Lease Deposit paid by Party B as liquidated damages. Meanwhile, Party A and/or the Property Management Unit has the right to take mandatory measures to take back the Leased Property, such as cutting off the supply of electricity, water, gas, internet, central air conditioning, etc. to the Leased Property and prohibiting Party B’s personnel from entering the Leased Property. All losses caused thereby shall be borne by Party B itself.

(2) If Party B commits any of the following breaches of contract, Party A has the right to terminate this Contract, take back the Leased Property, and Party B shall pay liquidated damages to Party A in an amount equal to three times the monthly rent of the Rent Calculation Year when this Contract is terminated. If Party A’s losses exceed the amount of liquidated damages, Party A still has the right to claim compensation from Party B. Party A has the right to confiscate the entire amount of the Lease Deposit as liquidated damages in accordance with the provisions of this Contract. If the remaining deposit is insufficient to cover the liquidated damages arising from Party B’s breach of contract, Party A has the right to continue to claim compensation. If Party A suffers losses from the vacancy period, Party B shall compensate for such losses. Party A has the right to offset the aforementioned liquidated damages and compensation with the Lease Deposit paid by Party B. If the Lease Deposit is insufficient for such offset, Party B shall make up the difference within three days after the offset. Meanwhile, Party A and/or the Property Management Unit has the right to take mandatory measures to take back the Leased Property, such as cutting off the supply of electricity, water, gas, internet, central air conditioning, etc. to the Leased Property and prohibiting Party B’s personnel from entering the Leased Property. All losses caused thereby shall be borne by Party B itself, and Party A shall not bear any compensation liability for taking the aforementioned measures. Party B’s obligation to pay the rent and property management fee shall not be exempted due to the aforementioned matters, nor shall it be offset against the liquidated damages and the Lease Deposit:

a. The materials provided by Party B to Party A for the due diligence investigation before entry contain false, exaggerated, or other untrue information;

b. Party B subleases all or part of the Leased Property without authorization, or changes or increases the actual user of the Leased Property in any way, such as subletting (in a disguised form) or co-office;

c. Party B engages in businesses prohibited by Party A from entering, such as internet finance, P2P, private lending, spot trading, oil and precious metal trading platforms, or other businesses that are not allowed to enter the Fund Town, or no longer meets the entry conditions due to any reason including but not limited to changes in business scope;

d. Party B returns the Leased Property without authorization, fails to perform the obligation of paying rent in accordance with this Contract, indicates by its acts that it will not perform the Contract, or terminates this Contract unilaterally in advance;

e. Party B fails to pay the property management fee or energy consumption fee incurred by the Leased Property within the specified time, and still fails to pay after receiving the written notice from Party A within a reasonable period.

(3) If Party B breaches any of its obligations under this Contract, or any statement or representation made by it is proven to have material omissions or be false, or Party B refuses to perform its collateral obligations under this Contract (such as notification, confidentiality, assistance, maintenance, etc.), or commits any other breach of contract, Party A has the right to require Party B to continue to perform or take remedial measures, and at the same time, Party B shall pay liquidated damages to Party A in an amount equal to three times the monthly rent of the current Rent Calculation Year. If the liquidated damages are insufficient to compensate for Party A’s losses, Party B shall also compensate for the insufficient part.

(4) Upon the termination or rescission of this Contract (whether this Contract is terminated due to the expiration of the lease term, or Party A unilaterally terminates this Contract in accordance with the provisions of this Contract or the provisions of laws and regulations, or this Contract is terminated in advance due to force majeure, unexpected events, or other reasons, or this Contract is terminated in advance for other reasons), if Party B delays the return of the Leased Property:

a. For each day that Party B delays the return of the Leased Property, Party B shall also pay the monthly rent and other fees for that day to Party A until Party B returns the Leased Property or Party A takes back the Leased Property.

b. Party B shall pay liquidated damages to Party A in an amount equal to three times the monthly rent of the Rent Calculation Year when this Contract is terminated or rescinded.

c. Party A has the right to take mandatory measures to take back the Leased Property, such as cutting off the supply of water, electricity, gas, and other energy sources, as well as internet and air conditioning supply to the Leased Property, and/or prohibiting Party B’s personnel from entering the Leased Property. All losses caused thereby shall be borne by Party B itself, and Party A shall not bear any compensation liability for taking the aforementioned measures.

d. If Party A is required to bear liquidated damages or intermediary fees due to the delay in delivering the Leased Property to the new lessee, or Party A suffers other losses thereby, Party B shall separately compensate for such losses. Party A has the right to offset the aforementioned liquidated damages and compensation with the Lease Deposit paid by Party B (if any). If the Lease Deposit is insufficient for such offset, Party B shall make up the difference within three days after the offset.

(5) The collection of liquidated damages by Party A in accordance with the provisions of this Contract shall not impair or affect Party A’s exercise of any other rights and remedies conferred by this Contract (including the right to terminate this Contract, take back the Leased Property, and cut off the supply of electricity, water, gas, and other energy sources, as well as internet and air conditioning supply). If Party A chooses not to terminate this Contract, it shall not affect Party A’s right to require Party B to bear other liabilities for breach of contract.

(6) If this Contract fails to take effect because Party B fails to pay the first month’s rent and the Lease Deposit to Party A within 10 days after the signing of this Contract, Party A may refuse to accept the first month’s rent and the Lease Deposit paid by Party B after the due date, and Party A has the right to lease the Leased Property to another party.

For the avoidance of doubt, both parties confirm that the provisions of this paragraph shall take effect from the date of signature and seal by both parties, and whether Party B pays the first month’s rent and the Lease Deposit to Party A in accordance with the agreement shall not affect the validity of the provisions of this paragraph.

(7) The various liabilities for breach of contract that Party B shall bear in accordance with the provisions of this Contract due to Party B’s breach of contract may be calculated simultaneously.

(8) All expenses and expenditures incurred by Party A in demanding the payment of rent or other fees (including interest) from Party B, as well as the necessary and reasonable direct expenses and expenditures incurred by Party A in pursuing Party B’s liability for breach of contract (including but not limited to court fees, arbitration fees, preservation fees, preservation guarantee fees, appraisal fees, attorney fees, etc.), shall be borne by Party B, and Party A has the right to claim such expenses and expenditures from Party B.

(9) If Party A is ordered to bear legal liability to a third party in advance or jointly and severally due to Party B’s reasons, Party A has the right to claim compensation from Party B, and Party B shall bear all legal and economic liabilities arising therefrom.

24. Notice

(1) Any documents, notices, and other communications related to this Contract sent by either party to this Contract shall be in writing (including e-mail) and delivered to the following addresses. At the same time, both parties confirm that the addresses listed below are valid addresses for the delivery of legal documents and other materials.

●	Party A: Shenzhen Qianhai Shenzhen-Hong Kong Fund Town Development Co., Ltd.

◦ Address: Service Hall of Hedge Fund Center, Qianhai Shenzhen-Hong Kong Fund Town, No. 128 Guiwan 5th Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen

◦ E-mail: *

◦ Tel: *

●	Party B: Guangdong Dashuyun Investment Holding Group Co., Ltd.

◦ Addressee: Wang Qiang

◦ Address: Unit 3303, Building 1, COFCO Cloudscape Plaza, Heshuikou Community, Matian Street, Guangming District, Shenzhen

◦ E-mail: *

◦ Tel: *

(2) If a notice or other written document is sent to the above address by China Post Express Mail Service (EMS) or other couriers, it shall be deemed to have been received on the 7th working day after the aforementioned EMS or other courier is sent (regardless of whether it is signed for). In the case of sending by e-mail, the notice shall be deemed to have been delivered when it is sent to the e-mail address specified in Article 24.1 and enters the server of the designated e-mail address.

(3) Party B confirms that during the period from the date when Party B enters and occupies the Leased Property or the expiration of the Rent-Free Period (whichever is earlier) to the date when Party B returns the Leased Property, the address of the Leased Property shall be the valid notice address of Party B. Party A may send notices or other written documents to the Leased Property by mail, and at the same time, Party A has the right to choose to post the notices under this Contract on the doors, windows, or walls of the Leased Property. Such notices shall be deemed to have been delivered to Party B once posted, and Party B shall be deemed to have known the contents of the notice on the date of posting.

25. Force Majeure

(1) “Force Majeure” refers to events that are beyond the control, unforeseeable, and unavoidable by either party to this Contract, and that hinder, affect, or delay either party from performing all or part of its obligations under this Contract. Such events include but are not limited to:

a. Natural disasters: such as abnormal geological conditions, floods, fires, major epidemics, typhoons, earthquakes, etc.;

b. Social events: such as wars, riots, strikes, etc.;

c. National laws, regulations, and policies: such as changes in laws, regulations, and policies of the state, Guangdong Province, and Shenzhen City after the effective date of this Contract;

d. Government acts, such as expropriation and requisition.

(2) The party affected by the force majeure event may temporarily suspend the performance of its obligations under this Contract until the impact of the force majeure event is eliminated, and shall not be liable for breach of contract for this reason; however, it shall make its best efforts to overcome the event and reduce its negative impact.

(3) If the normal operation of any facilities in the Leased Property or the normal supply of water, electricity, gas, air conditioning, communication, etc. is interrupted due to force majeure or government reasons, Party A shall not be liable for compensating the lessee for losses, and at the same time, Party B shall still continue to perform its obligation to pay the rent and other fees in accordance with the provisions of this Contract.

26. Governing Law

This Contract shall be governed by the laws of the People’s Republic of China. For the purpose of this Contract, the aforementioned laws of the People’s Republic of China shall not include the laws of the Hong Kong Special Administrative Region, the Macao Special Administrative Region, or Taiwan Region. Any dispute arising from or in connection with this Contract shall be resolved through negotiation between the two parties. If the negotiation fails, the dispute shall be submitted to the people’s court with jurisdiction at the location of the Leased Property for litigation.

27. Signing, Effectiveness, and Others

(1) This Contract shall be established on the date when both Party A and Party B affix their seals, and shall take effect after Party B pays the first month’s rent and the Lease Deposit to the account designated by Party A.

(2) This Contract shall be written in Chinese.

(3) After the signing of this Contract, Party A and Party B intend to sign a separate “Shenzhen House Lease Contract” for the Leased Property. Both parties confirm that the “Shenzhen House Lease Contract” is only used by Party B for handling the rental registration and applying for relevant subsidies, and the rights and obligations of both parties regarding the Leased Property shall be subject to this Contract.

(4) This Contract shall be made in quadruplicate, with Party A and Party B each holding two copies. Each copy shall have the same legal effect.

(Signature page follows)

(Signature page of the “Lease Contract between Shenzhen Qianhai Shenzhen-Hong Kong Fund Town Development Co., Ltd. and Guangdong Dashuyun Investment Holding Group Co., Ltd.”)

Party A: Shenzhen Qianhai Shenzhen-Hong Kong Fund Town Development Co., Ltd.

(Official Seal)

Signature (or Seal) of Legal Representative or Authorized Representative: Shu Dong (Seal)

Date: August 29, 2024

Party B: Guangdong Dashuyun Investment Holding Group Co., Ltd.

(Official Seal)

Signature (or Seal) of Legal Representative or Authorized Representative: Zhu Wenquan (Seal)

Date: _______ _______ _______